AGREEMENT

Made as of this 9th day of December, 2004, by and among VANGUARD WELLINGTON FUND, VANGUARD WINDSOR FUNDS, VANGUARD WORLD FUNDS, VANGUARD EXPLORER FUND, VANGUARD MORGAN GROWTH FUND, VANGUARD WELLESLEY INCOME FUND, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD MONEY MARKET FUND, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD STAR FUND, VANGUARD CHESTER FUNDS, VANGUARD INDEX FUNDS, VANGUARD TRUSTEES EQUITY FUNDS, VANGUARD SPECIALIZED FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUND, VANGUARD OHIO TAX-FREE FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD QUANTITATIVE FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD FENWAY FUNDS, VANGUARD NEW JERSEY TAX- FREE FUNDS, VANGUARD ADMIRAL FUNDS, VANGUARD MALVERN FUNDS, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD BALANCED INDEX FUND, VANGUARD INSTITUTIONAL INDEX FUND, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD WHITEHALL FUNDS, VANGUARD TREASURY FUND, VANGUARD HORIZON FUNDS, AND VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, VANGUARD CMT FUNDS (hereinafter collectively referred to as the "Funds") and THE VANGUARD GROUP, INC., VANGUARD ADVISERS, INC., AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as "Vanguard").

THIS AGREEMENT is entered into under the following circumstances:

WHEREAS, Section 17(g) of the Investment Company Act of 1940 ("the Act") provides that the Securities and Exchange Commission ("SEC") is authorized to require that the officers and employees of registered management investment companies who, either singly or jointly with others, may have access to the Funds'

assets, be bonded against larceny and embezzlement, and the SEC has promulgated such rules and regulations ("Rule 17g- 1"); and

WHEREAS, the Funds and Vanguard are named as joint insureds under the terms of a bond or policy of insurance with total coverage of $400,000,000 which insures against larceny and embezzlement by officers and employees (the "Joint Insured Bond"); and

WHEREAS, a majority of the Board of Trustees of the Funds (the "Board"), who are not "interested persons" as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on the Joint Insured Bond, and the Board has approved the term and amount of the Joint Insured Bond, the portion of the premium payable by each party, and the manner in which recovery on the Joint Insured Bond, if any, shall be shared by and among the parties as set forth below in this Agreement; and

WHEREAS, the Funds and Vanguard now desire to enter into this Agreement as required by Rule 17g-1(f) of the Act to establish the manner in which recovery on the Joint Insured Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.	ALLOCATION OF PREMIUMS

The annual premium shall be allocated among the Vanguard Funds, based on relative net assets, in accordance with a Board-approved methodology, and expensed monthly over the term of the Joint Insured Bond.

2.	ALLOCATION OF RECOVERIES

A.           In the event of a separate loss or losses under the Joint Insured Bond, the party suffering a loss or losses shall be entitled to be indemnified up to the full amount of the Joint Insured Bond.

B.           If more than one party is damaged in a single loss or occurrence for which recovery is received under the Joint Insured Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to fully indemnify each party sustaining a loss.

C.          If the recovery is inadequate to fully indemnify each party sustaining a loss, the recovery shall be allocated among the parties as follows:

(i) Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage as set forth in Exhibit A as attached.

(ii) The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i)

above, in ratio of the premium paid by each such party to the premium paid by all parties.

3.	BOND COVERAGE REOUIRED

Each party has determined the minimum amount of fidelity bond coverage deemed appropriate to be maintained. This amount is set forth in Exhibit A and each Fund represents and warrants to each of the other parties that the minimum amount of coverage required by Rule 17g-1(d)(1) as of November 30, 2004, is not more than reflected in Exhibit A. Each Fund further agrees that its minimum coverage shall not be less than the minimum coverage required by Rule 17g-1(d)(1).

4.           This Agreement shall apply to the present fidelity bond coverage and any- renewal or replacement thereof and shall continue until terminated by any party that provides 60 days' written notice to the other parties.

5.           Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date aforesaid.

VANGUARD WELLINGTON FUND
VANGUARD WINDSOR FUNDS
VANGUARD WORLD FUNDS
VANGUARD EXPLORER FUND
VANGUARD MORGAN GROWTH FUND
VANGUARD WELLESLEY INCOME FUND
VANGUARD FIXED INCOME SECURITIES FUNDS
VANGUARD MONEY MARKET FUND
VANGUARD MUNICIPAL BOND FUNDS
VANGUARD STAR FUND
VANGUARD INDEX FUNDS
VANGUARD TRUSTEES EQUITY FUNDS
VANGUARD SPECIALIZED FUNDS
VANGUARD CHESTER FUNDS
VANGUARD CALIFORNIA TAX-FREE FUNDS
VANGUARD NEW YORK TAX-FREE FUNDS
VANGUARD PENNSYLVANIA TAX-FREE FUNDS
VANGUARD CONVERTIBLE SECURITIES FUND
VANGUARD QUANTITATIVE FUNDS
VANGUARD BOND INDEX FUNDS
VANGUARD FENWAY FUNDS
VANGUARD BALANCED INDEX FUND
VANGUARD FLORIDA TAX-FREE FUND
VANGUARD ADMIRAL FUNDS
VANGUARD NEW JERSEY TAX-FREE FUNDS
VANGUARD MALVERN FUNDS
VANGUARD OHIO TAX-FREE FUNDS
VANGUARD VARIABLE INSURANCE FUNDS
VANGUARD INSTITUTIONAL INDEX FUND
VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
VANGUARD TAX-MANAGED FUNDS

VANGUARD HORIZON FUNDS

VANGUARD WHITEHALL FUNDS

VANGUARD TREASURY FUND

VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS

VANGUARD CMT FUNDS

BY	/s/ R. Gregory Barton
R. Gregory Barton, Secretary

Attest:	/s/ Christopher A. Wightman
Christopher A. Wightman,
Assistant Secretary

THE VANGUARD GROUP, INC.

On behalf of itself and its affiliates and subsidiaries

BY	/s/ R. Gregory Barton
R. Gregory Barton
Managing Director and Secretary

Attest:	/s/ Matthew J Kogan
Matthew J Kogan,
Assistant Secretary

EXHIBIT A

Rule 179-1

Minimum Bond Requirements

11/30/2004

(000 omitted)

	Portfolio	Fund	Portfolio	Fund
Fund/Portfolio Name	Net Assets	Net Assets	Bond Req.	Bond Req.

Admiral Funds		13,508,688	0	2,500
Adm. Treasury MMF	13,508,688		2,500	0
Balanced Index Fund	7,068,036	7,068,036	2,500	2,500
Bond Index Funds		39,654,946	0	2,500
Intermediate-Term	4,473,454		2,500	0
Long-Term Bond	1,240,044		1,250	0
Short-Term Bond	5,205,680		2,500	0
Total Bond Market	28,735,768		2,500	0
Calif. Tax-Free Funds		9,356,035	0	2,500
CA Intermediate-Term	2,582,531		1,900	0
CA Long-Term	2,015,722		1,700	0
CA Tax-Ex Money Mkt.	4,757,782		2,500	0
Convert. Securities Fund	958,550	958,550	1,000	1,000
Explorer Fund	9,056,027	9,056,027	2,500	2,500
Fenway Funds		4,485,066	0	2,500
Equity Income Fund	3,704,853		2,300	0
Growth Equity Fund	780,213		1,000	0
Fixed Income Funds		81,772,468	0	2,500
GNMA Fund	24,004,000		2,500	0
High-Yield Corporate	9,500,600		2,500	0
Inflation-Protected	7,351,300		2,500	0
Inter-Term Corporate	4,558,340		2,500	0
Inter-Term Treasury	3,808,130		2,300	0
Long-Term Corporate	4,767,500		2,500	0
Long-Term Treasury	2,832,600		1,900	0
Short-Term Corporate	18,254,260		2,500	0
Short-Term Federal	3,182,040		2,100	0
Short-Term Treasury	3,513,698		2,300	0
Florida Tax-Free Funds		1,136,723	0	1,250
FL Long-Term Tax-Ex	1,136,723		1,250	0
Horizon Funds		12,878,023	0	2,500
Capital Opportunity	8,267,762		2,500	0
Global Equity Fund	1,143,299		1,250	0
Strategic Equity Fund	3,466,962		2,100	0
Vanguard Index Funds		204,263,907	0	2,500
500 Index Fund	103,351,406		2,500	0
Consumer Disc. Index Fund	21,061		250
Extended Mkt. Index	8,776,924		2,500	0
Growth Index Fund	9,946,257		2,500	0
Information Tech Index Fund	18,500		225
Mid-Cap Index	7,970,288		2,500	0
Small-Cap Index	9,103,321		2,500	0
Small-Cap Growth	1,441,683		1,250	0

Small-Cap Value	2,942,852		1,900	0
Total Stock Market	54,816,422		2,500	0
Value Index Fund	5,518,255		2,500	0
Vngd Cons. Staples Fund	22,299		250
Vngd Energy Index Fund	32,997		300
Vngd Financials Index Fund	21,924		250
Vngd Hlth Care Index Fund	54,510		400
Vngd Industrials Index Fund	21,428		250
Vngd Large-Cap Index Fund	99,807		450
Vngd Materials Index Fund	24,252		250
Vngd Telecommunications	32,016		300
Vngd Utilities Index Fund	47,705		350
Institutional Index Funds		48,702,155	0	2,500
Institutional Index	33,209,347		2,500	0
Institutional Index PLUS	13,099,313		2,500
Institutional Total Bond	1,146,687		1,250	0
Inst. Total Stock Mkt.	793,264		1,000	0
Inst. Total Stock Mkt. PLUS	453,544		750
Internat'l Equity Index		18,509,655	0	2,500
Emerging Mkts.Stock	3,165,211		2,100	0
European Stock Index	10,455,907		2,500	0
Pacific Stock Index	4,888,537		2,500	0
Malvern Funds		11,489,223	0	2,500
Asset Allocation Fund	10,179,157		2,500	0
Capital Value Fund	434,561		750	0
U.S. Value Fund	875,505		1,000	0
Massachusetts Tax-Ex	449,935	449,935	750	750
Money Market Reserve		53,807,161	0	2,500
Federal MMF	5,496,461		2,500
Prime MMF	48,310,700		2,500
Morgan Growth Fund	4,947,797	4,947,797	2,500	2,500
Municipal Bond Funds		47,970,322	0	2,500
High-Yield Tax-Ex	4,359,230,		2,500	0
Insured Long-Term	2,910,952		1,900	0
Intermediate-Term	11,938,617		2,500	0
Limited-Term Tax-ex	6,896,385		2,500	0
Long-Term Tax-ex	1,910,065		1,500	0
Short-Term Tax-ex	4,596,041		2,500	0
Tax-ex MoneyMkt.	15,359,032		2,500	0
New Jersey Tax-Free		3,594,365	0	2,300
NJ Long-Term Tax-ex	1,520,725		1,500	0
NJ Tax-ex MMF	2,073,640		1,700	0
New York Tax-Free		4,433,262	0	2,500
NY Long-Term Tax-ex	2,139,288		1,700	0
NY Tax-ex MMF	2,293,974		1,700	0
Ohio Tax-Free		1,290,964	0
OH Long-Term Tax-ex	498,954		750	0
OH Tax-ex MMF	792,010		1,000	0
Pennsylvania Tax-Free		4,929,526	0	2,500
PA Long-Term Tax-ex	2,271,016		1,700	0
PA Tax-ex MMF	2,658,510		1,900	0
PRIMECAP Fund	26,301,209	26,301,209	2,500	2,500

Quantitative Funds		7,004,394	0	2,500
Growth and Income	7,004,394		2,500	0
Specialized Funds		34,496,397	0	2,500
Energy Fund	5,300,448		2,500	0
Health Care Fund	21,544,655		2,500	0
Precious Metals Fund	885,440		1,000	0
RElT Index Fund	5,824,223		2,500	0
Dividend Growth Fund	941,631		1,000	0
STAR Funds		38,431,631	0	2,500
Dev.Markets Index	1,117,174		1,250	0
Instit.Dev.Mkt. Index	1,040,132		1,250	0
LifeStrategy Conserv	3,569,311		2,300	0
LifeStrategy Growth	5,828,094		2,500	0
LifeStrategy Income	1,637,162		1,500	0
LifeStrategy ModGrow	6,818,191		2,500	0
STAR Fund	10,435,146		2,500	0
Total Int'l Stock Index	7,986,421		2,500	0
Tax-Managed Funds		8,268,794	0	2,500
Tax-Mgd. Balanced	549,068		900	0
Tax-Mgd. Cap App	2,997,722		1,900	0
Tax-Mgd. Growth/lnc.	2,547,100		1,900	0
Tax-Mgd. International	913,946		1,000	0
Tax-Mgd. Small-Cap	1,260,958		1,250	0
Treasury Money Mkt	4,626,188	4,626,188	2,500	2,500
Trustees’ Equity Fund		2,463,239	0	1,700
International Value	2,463,239		1,700	0
Variable Insurance Fund		8,183,118	0	2,500
Balanced Port.	997,253		1,000	0
Diversified Value	392,398		750	0
Equity Income	424,570		750	0
Equity Index	1,603,963		1,500	0
Growth Portfolio	357,671		750	0
High-Yield Bond	272,600		750	0
International Port.	498,077		750	0
Mid-Cap Index	497,768		750	0
Money Mkt. Portfolio	847,237		1,000	0
RElT Index	385,415		750	0
ST Corporate	417,014		750	0
Small Co. Growth	717,339		900	0
Total Bond Index	615,205		900	0
Total Stock Market	0		0	0
Small Cap Index	0		0	0
Capital Growth	156,608		600	0
Wellesley Fund	10,665,709	10,665,709	2,500	2,500
Wellington Fund	32,895,323	32,895,323	2,500	2,500
Whitehall Funds		4,306,615	0	2,500
International Explorer	1,729,284		1,500	0
Mid-Cap Growth	466,383		750	0
Selected Value	2,110,948		1,700	0
Windsor Funds		53,318,916	0	2,500
Windsor Fund	20,197,110		2,500	0
Windsor II Fund	33,121,806		2,500	0

World Funds		15,700,854	0	2,500
Calvert Social Index	326,000		750	0
International Growth	9,141,361		2,500	0
U.S. Growth	6,233,493		2,500	0

TOTALS	830,925,221	830,925,221	205,275	79,500